Exhibit 99.2
SouthState Acquisition of Independent Bank Group GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. May 20, 2024

This communication contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, and other related federal securities laws. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including information about Independent Bank Group, Inc.’s (“IBTX”), SouthState Corporation’s (“SouthState”) or the combined company’s possible or assumed future results of operations, including its future revenues, income, expenses, provision for taxes, effective tax rate, earnings (loss) per share and cash flows, its future capital expenditures and dividends, its future financial condition and changes therein, including changes in IBTX’s, SouthState’s or the combined company’s loan portfolio and allowance for credit losses, IBTX’s, SouthState’s or the combined company’s future capital structure or changes therein, the plan and objectives of management for future operations, IBTX’s, SouthState’s or the combined company’s future or proposed acquisitions, the future or expected effect of acquisitions on IBTX’s, SouthState’s or the combined company’s operations, results of operations and financial condition, IBTX’s, SouthState’s or the combined company’s future economic performance and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that IBTX and SouthState make are based on their current plans, estimates, expectations, ambitions and assumptions regarding IBTX’s, SouthState’s and the combined company’s business, the economy and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are beyond the control of IBTX and SouthState. IBTX’s, SouthState’s and the combined company’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect IBTX’s, SouthState’s and the combined company’s future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. In addition to factors previously disclosed in IBTX’s and SouthState’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between IBTX and SouthState providing for the acquisition of IBTX by SouthState (the “Transaction”); (2) the outcome of any legal proceedings that may be instituted against IBTX or SouthState; (3) the possibility that the Transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); (4) the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which IBTX and SouthState operate; (5) disruption to the parties’ businesses as a result of the announcement and pendency of the Transaction; (6) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; (7) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (8) reputational risk and potential adverse reactions of IBTX’s or SouthState’s customers, suppliers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; (9) the dilution caused by SouthState’s issuance of additional shares of its capital stock in connection with the Transaction; (10) a material adverse change in the financial condition of SouthState or IBTX; (11) general competitive, economic, political and market conditions; (12) major catastrophes such as earthquakes, floods or other natural or human disasters, including infectious disease outbreaks; (13) the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters; and (14) other factors that may affect future results of IBTX and SouthState including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. These factors are not necessarily all of the factors that could cause IBTX’s, SouthState’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm IBTX’s, SouthState’s or the combined company’s results. IBTX and SouthState urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by IBTX and/or SouthState. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this communication or made by IBTX or SouthState in any report, filing, document or information incorporated by reference in this communication, speaks only as of the date on which it is made. IBTX and SouthState undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. IBTX and SouthState believe that these assumptions or bases have been chosen in good faith and that they are reasonable. However, IBTX and SouthState caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, IBTX and SouthState caution you not to place undue reliance on the forward-looking statements contained in this filing or incorporated by reference herein. If IBTX or SouthState update one or more forward-looking statements, no inference should be drawn that IBTX or SouthState will make additional updates with respect to those or other forward-looking statements. Further information regarding IBTX, SouthState and factors which could affect the forward-looking statements contained herein can be found in IBTX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1564618/000156461824000025/ibtx-20231231.htm), and its other filings with the SEC, and in SouthState’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/764038/000155837024002302/ssb-20231231x10k.htm), and its other filings with the SEC. CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Local Market Leadership Our business model supports the unique character of the communities we serve and encourages decision making by the banker that is closest to the customer. Long-Term Horizon We think and act like owners and measure success over entire economic cycles. We prioritize soundness before short-term profitability and growth. Remarkable Experiences We will make our customers’ lives better by anticipating their needs and responding with a sense of urgency. Each of us has the freedom, authority and responsibility to do the right thing for our customers. Meaningful and Lasting Relationships We communicate with candor and transparency. The relationship is more valuable than the transaction. Greater Purpose We enable our team members to pursue their ultimate purpose in life—their personal faith, their family, their service to community. The WHAT The HOW Guiding Principles Core Values Leadership The WHY To invest in the entrepreneurial spirit, pursue excellence and inspire a greater purpose. 3

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. VISION 4 • Growth Company in High-Growth Markets Better not just Bigger • Distinct Geographic Business Model Ownership Culture • A Leadership Academy Growing Leaders

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. TRANSACTION RATIONALE 5 Financially Attractive • Significant EPS accretion with manageable tangible book value dilution • Peer leading pro forma profitability • Conservative modeling assumptions Well-Positioned for Future Success • Similar geographic business model with no market overlap promotes continuity with team members and customers • Increases scale to leverage the recent investments in technology and risk management • Acquisition and integration experience mitigates execution risk Strategically Compelling • Creates a $65 billion financial institution in the best growth markets in the United States • Diversifies footprint into similar high-growth markets with a base of deep local connections • Joins two granular customer bases with a history of resilient credit

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. Source: U.S. Census Bureau (Net Domestic Migration). POPULATION MIGRATION TO THE SOUTH 6 Top 10 States Net Domestic Migration 1. Florida 818,762 2. Texas 656,220 3. North Carolina 310,189 4. South Carolina 248,055 5. Arizona 218,247 6. Tennessee 207,097 7. Georgia 185,752 8. Idaho 104,313 9. Alabama 96,538 10. Oklahoma 80,064

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. CREATING THE SOUTH’S LEADING REGIONAL BANK 7 Enhanced Scale Through Partnership(1) Powerful Operating Leverage(4) 343 Branch Locations #5 Largest Regional Bank in the South(3) Dominant Southern Franchise Presence in 12 of 15 Fastest Growing U.S. MSAs(2) Projected Population Growth Top 20% of U.S. MSAs highlighted in blue Pro Forma Branch Footprint $65B Assets $48B Loans $55B Deposits 1.3% ROAA 18.0% ROATCE 49% Efficiency (1) Projected balances at merger close. (2) Includes MSAs with greater than 1 million in total population. (3) Excludes Bank of America, Capital One Financial, and Truist Financial. (4) 2025 consensus estimates with cost savings fully phased in. SSB (251) IBTX (92) Virginia North Carolina South Carolina Georgia Florida Alabama Mississippi Louisiana Arkansas Tennessee Oklahoma Texas Colorado

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. North Texas 39 Branches Colorado Front Range 31 Branches Central Texas 8 Branches Greater Houston 13 Branches POSITIONED FOR THE FUTURE IN THE BEST U.S. GROWTH MARKETS 8 $4.5 $2.8 $1.9 $2.4 $6.5 $1.5 $1.7 $1.1 $1.1 $1.0 $7.4 $1.1 $1.5 $1.1 $1.7 Pro Forma Deposit Footprint $1.8 I-4 Corridor Colorado Denver Texas Louisiana Mississippi Alabama Tennessee Georgia Florida South Carolina Virginia Dallas San Antonio Houston Richmond Charlotte Raleigh Greenville Myrtle Beach Charleston Augusta Atlanta Jacksonville Gainesville Pensacola Tampa Sarasota Miami Huntsville Birmingham North Carolina Austin Fort Collins Colorado Springs Source: S&P Global, Company filings. Note 1: Deposit data as of 6/30/2023; Dollars in billions; Map includes all MSAs with more than $1B in deposits; Alabama and Virginia reflect aggregate state deposit balance. Note 2: I-4 Corridor includes Orlando, Daytona Beach, Tampa and Lakeland MSAs; Atlanta includes Atlanta-Sandy Springs-Alpharetta, Gainesville, and Athens-Clarke County MSAs. $0.5 Fort Lauderdale Columbia Orlando Savannah Mobile Pro Forma Deposits by State Florida 27% Texas 22% South Carolina 20% Georgia 16% Colorado 7% North Carolina 4% Alabama 4% Virginia 1% Oklahoma Arkansas Wilmington

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. 9 FINANCIAL IMPACT 27.3% 2025 EPS Accretion(2) 9.6% TBV Dilution 2.0 years TBV Earnback GAAP Excluding Rate Marks/CDI Excluding Rates/CDI/CECL(1) 20.4% 2025 EPS Accretion(2) 2.0% TBV Dilution 0.9 years TBV Earnback 16.5% 2025 EPS Accretion(2) 0.4% TBV Dilution 0.3 years TBV Earnback Strong Capital and Liquidity Enhanced Profitability Earnings and TBV Impact 10.4% CET1 Ratio 12.8% Total Risk-Based Capital Ratio 89% Loan-to-Deposit Ratio 1.34% 2025 ROAA(2) 18.0% 2025 ROATCE(2) 49.3% 2025 Efficiency Ratio(2) (1) Eliminates double count related to CECL. (2) For illustrative purposes, assumes transaction closes on 1/1/2025, cost savings are fully phased-in and excludes one-time deal costs.

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. Source: FactSet. Consensus estimates as of 5/10/2024. Note 1: Gray bars in each graph represent the performance of the peers disclosed in SSB’s 2024 proxy, excluding acquired banks. Note 2: Median does not include SSB, IBTX, or the Pro Forma franchise. (1) For illustrative purposes, assumes transaction closes on 1/1/2025, cost savings fully phased-in and excludes one-time deal costs. PRO FORMA PERFORMANCE VS. PEERS 10 1.53 1.45 1.35 1.34 1.26 1.23 1.18 1.14 1.12 1.11 1.08 1.05 1.05 1.04 1.01 1.00 0.99 0.82 0.82 0.81 0.80 0.77 0.64 0.34 36.3 44.6 46.4 49.3 52.4 52.8 53.4 54.1 55.8 56.5 56.7 56.8 57.5 58.3 58.7 59.0 59.0 59.5 60.1 62.0 64.4 64.8 65.4 76.6 2025E Efficiency Ratio (%) 2025E ROATCE (%) 2025E ROAA (%) Peer Median Pro Forma(1) 18.0 17.5 16.2 15.9 15.9 15.1 14.5 14.4 14.0 13.9 13.7 13.7 13.6 12.9 12.8 12.8 12.6 12.4 12.1 11.6 11.5 11.0 8.4 5.6 Peer Median Pro Forma(1) Peer Median Pro Forma(1) Benefit to SouthState +22 bps +440 bps -720 bps

Model Assumptions & Diligence

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. (1) Based on SSB's last trading price of $80.85 as of May 17, 2024 (2) Based on IBTX common shares of 41,377,478 and restricted stock units of 195,718 (3) For illustrative purposes, assumes cost savings are fully phased-in and before purchase accounting mark accretion DEAL OVERVIEW 12 Transaction Structure • Independent Bank Group, Inc. to merge into SouthState Corporation; Independent Bank to merge into SouthState Bank • 100% stock consideration • Fixed exchange ratio 0.60x SSB shares for each IBTX share Board of Directors and Management • 3 IBTX directors to be added to the current 11 members of the SSB Board • No change to the SouthState executive leadership team • Employment agreements in place for key geographic leaders in Texas and Colorado Ownership • 75.3% SouthState / 24.7% Independent Timing & Approvals • Anticipated closing by the end of the first quarter of 2025 • Subject to SSB and IBTX shareholder approvals and required regulatory approvals Transaction Value and Multiples • Per Share Consideration: $48.51, equivalent to 10% premium(1) • Aggregate transaction value of $2.0 billion(2) • Price / Tangible Book Value Per Share of 1.48x • Price / 2025E Consensus EPS of 12.0x • Price / 2025E Consensus EPS with cost savings of 9.1x(3)

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. FINANCIAL ASSUMPTIONS 13 Earnings Projections • Based on consensus estimates for remaining periods of 2024 and 2025 with 5% and 5% annual long-term net income growth for SouthState and Independent, respectively Interest Rate Marks • $383.2 million pre-tax rate write-down on Independent's loans (accreted into earnings over 3 years using straight-line amortization) • $38.0 million pre-tax write-down on held-to-maturity securities (proceeds reinvested) • $29.5 million pre-tax write-down on subordinated debt (amortized over 5.7 years straight-line) • $11.9 million pre-tax write-up on trust preferred debt (amortized over 10 years straight-line) Merger Costs • $175 million pre-tax merger expenses fully reflected in pro forma TBV dilution at closing Targeted Cost Savings / Revenue Synergies • Cost savings of 25% of Independent’s 2025 non-interest expense base, grown at 3% per year • Expected to be realized 50% in 2025, 100% thereafter • Revenue synergies expected but not included in announced financial metrics Loan Credit Mark Estimates & CECL Double Count • $207 million gross loan credit mark or 1.42% of Independent's total loans o $103.5 million (50%) allocated to purchase credit deteriorated (PCD) loans o $103.5 million (50%) allocated to non-PCD loans (accreted into earnings over 3 years using straight-line amortization) • Day two CECL reserve of $103.5 million non-PCD credit mark CDI • Core deposit intangible of 3.0% of Independent's core deposits (amortized over 10 years using sum-of-years-digits) Other Assumptions • Sale and reinvestment of Independent’s investment portfolio

COMPREHENSIVE DUE DILIGENCE PROCESS

Diligence Focus Areas

Focus Points

- Credit & Underwriting
- Enterprise Risk Management
- Tech & Operations

Revenue Creating Units

- Commercial Banking
- Consumer Banking
- Mortgage Banking
- ALCO, Treasury & Investments
- Funding Strategy
- Wealth Management

Back Office

- Finance & Accounting
- Legal, Regulatory & Compliance
- Human Resources
- Tax
- Information Technology
- Intellectual Property
- Third Party Risk Management
- Data Privacy & Cybersecurity

Due Diligence Overview

- Completed a coordinated comprehensive due diligence review with 160+ internal bank employees from SouthState & Independent, along with 50+ outside professionals and attorneys
- Track record of successful integration and realization of cost savings
- Management meetings held at Independent to address questions and gain clarity during due diligence process

Credit Review

- Chief Credit Officer has completed 46 due diligence reviews since 2010
- Cross-section analysis of the loan portfolio's performance, review of loan terms and structure, and borrower's continued ability to service their debt
- Additional focus on underwriting standards and credit culture
- Scope of diligence review on Independent's portfolio included:
  - 60% of NOOCRE portfolio
  - 88% of office portfolio
  - 94% of criticized loans
  - 89% of watch loans

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

14

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. HISTORY OF RESILIENT CREDIT 15 Source: S&P Global. Note 1: Latest data as of 3/31/2024. Note 2: Gray line represents aggregate data of peers disclosed in SSB’s 2024 proxy, excluding acquired banks. 0.00% 1.00% 2.00% 3.00% 4.00% '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22 '23 Q1 '24 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22 '23 Q1 '24 Net Charge-Offs / Average Loans SSB IBTX 0.03% 0.00% 0.19% Peak NCOs: 0.31% Peak NCOs: 1.94% Peak NCOs: 1.89% 0.55% 0.38% 0.76% Non-Performing Loans / Total Loans Peak NPLs: 3.68% Peak NPLs: 2.80% Peak NPLs: 1.92% SSB Peer Group

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. INDEPENDENT BANK: COMMERCIAL REAL ESTATE PORTFOLIO DETAILS 16 Mulitfamily 12.4% Office and Office Warehouse 18.7% Retail 30.2% Industrial 11.7% NOOCRE Composition $6.6B Total Balance Diversified and Granular CRE Portfolio $33.1M Largest Loan $1.7M Average Loan Size 4.3% Top 10 Loan Relationships / Total Loans 57% Average Loan to Value 1.68x Average Debt Service Coverage Ratio 2.50% Criticized Loans 0.41% Non-Accrual Loans / Total Loans Sound Underwriting Metrics Retail 36% Office and Office Warehouse 17% Multifamily Industrial 14% 12% Hotel/Motel 6% Health Care 3% MH/RV Park 2% Mini Storage 2% Assisted Living 2% C-Store 2% Restaurant 1% Miscellaneous 3% Note: As of 3/31/2024.

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. PREPARED FOR GROWTH THROUGH SIGNIFICANT TECH INVESTMENTS 17 *Actual 2020 Annual Tech Spend compared to Projected 2024 Tech Spend (includes FTEs, Software, Depreciation, Professional Fees, etc. Expanded Capabilities & Scale Increased Annual Tech Spend by ~$68 million or 76% since 2020* Replaced and/or added 20+ Best in Class Platforms Consumer Mobile/Online

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. COMMITMENT TO OUR COMMUNITIES 18 > 20,400 Combined volunteer service hours > $100 Million Combined community development investments and grants to foster economic development and affordable housing projects > $547 Million Combined community development loans > $582 Million Combined affordable lending mortgage programs Note: Combined for both banks during 2023.

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. COMMITMENT TO OUR COMMUNITIES 19 • Federally qualified health center striving to eliminate racial and socio-economic disparities in underserved communities • Independent Bank provided seed money to start the clinic in 2019 and raised money to build the flagship 25,000 square foot building • 150% growth in patient volume since opening in 2019 • 32% average increase for unique patients • 30% average increase for clinic visits • Based in McKinney, Texas

THE COMBINED COMPANY

SouthState


Fort Collins
Denver
Colorado Springs
Colorado
Oklahoma
Texas
Arkansas
Tennessee
Virginia
Richmond
Raleigh
North Carolina
Greenville
Charlotte
Columbia
Wilmington
Myrtle Beach
South Carolina
Charleston
Savannah
Atlanta
Augusta
Georgia
Huntsville
Birmingham
Alabama
Mississippi
Louisiana
Dallas
Austin
San Antonio
Houston
Mobile
Pensacola
Florida
Gainesville
Jacksonville
Orlando
Tampa
Sarasota
Fort Lauderdale
Miami

$65B Total Assets

$8.2B Market Cap

$48B Total Loans

$55B Total Deposits

1.5M+ Accounts

5.5% '24 – '29 Projected Population Growth

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

Note: Projected metrics at merger close; market cap based on the closing stock price of SouthState as of May 17, 2024.

20

Appendix

INDEPENDENT BANK GROUP, INC. SNAPSHOT


Denver

Strong Asset Growth

~23%
10-Year Compound Annual Growth Rate


Dallas
Austin
Houston
San Antonio

92
Branches

1,511
Employees

1988
Year Founded

INDEPENDENT
BANK GROUP

A Unique Community Bank Growth Story

- Founder-led organization
- High community involvement
- Conservative credit culture with history of resilient asset quality
- Granular loan portfolio with deep relationships across footprint in Texas and Colorado

Corporate Info and Footprint

Headquarters: **McKinney, Texas**
Ticker: **NASDAQ: IBTX**
Chairman & CEO: **David R. Brooks**
Markets: **Metro Texas | Denver**

Balance Sheet

Total Assets: **$18.9B**
Net Loans: **$14.5B**
Total Deposits: **$15.7B**
Tangible Common Equity: **$1.4B**

Asset Quality

NPAs / Assets: **0.34%**
LLR / Gross Loans: **1.01%**
LLR / NPAs: **231%**
NCOs / Avg. Loans: **0.00%**

Capital Ratios

TCE / TA: **7.62%**
Leverage Ratio: **8.91%**
CET1 Ratio: **9.60%**
Total Capital Ratio: **11.68%**

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

Source: S&P Global.
Note: Financials as of 3/31/2024.

22

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% $60,000 $70,000 $80,000 $90,000 $100,000 $110,000 $120,000 '24 - '29 Projected Population Growth 2029 Projected HHI Income Source: S&P Global. Financial data as of 3/31/2024; Demographic data as of 6/30/2023. Note: Demographic data deposit weighted by county. (1) Includes major exchange traded banks in the Southeast and Texas with $10 billion to $100 billion in total assets. BEST IN CLASS: GROWTH MARKETS 23 Demographic Profile of the South Banking Universe(1) Bubble Size Represents Total Assets ’24 – ’29 Projected Population Growth (%) ’24 – ’29 Projected Median HHI Growth (%) ’29 Projected Median HHI ($) 5.4% 5.7% 5.5% 2.4% SSB IBTX Pro Forma National Average $77,027 $100,368 $83,741 $83,550 SSB IBTX Pro Forma National Average 9.3% 7.6% 8.8% 10.1% SSB IBTX Pro Forma National Average

PRO FORMA LOAN COMPOSITION

Loan Composition

SouthState Corporation[1]

Total Loans: $32.7B



1-4 Family 21%
Other CRE & Multifamily 30%
Owner-Occ. CRE 17%
C&D 7%
Home Equity 4%
C&I 17%
Consumer & Other 4%

Annualized Yield on Loans[2]: 5.73%
CRE Concentration: 235%
C&D Concentration: 49%

Independent Bank Group, Inc.[1]

Total Loans: $14.6B



1-4 Family 11%
Other CRE & Multifamily 45%
Owner-Occ. CRE 12%
C&D 11%
Home Equity 1%
C&I 13%
Consumer & Other 7%

Annualized Yield on Loans[2]: 5.93%
CRE Concentration: 405%
C&D Concentration: 81%

Pro Forma Company

Total Loans: $47.4B



1-4 Family 18%
Other CRE & Multifamily 35%
Owner-Occ. CRE 16%
C&D 8%
Home Equity 3%
C&I 16%
Consumer & Other 5%

Annualized Yield on Loans[2]: 5.76%
CRE Concentration: 285%
C&D Concentration: 58%

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

Source: S&P Global and Company filings.
(1) SSB holding company data is used for the quarter ended March 31, 2024; IBTX bank level data is used for the quarter ended March 31, 2024.
(2) Consolidated yield on loans.
Note 1: Pro forma information does not include purchase accounting adjustments.

24

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. PRO FORMA DEPOSIT COMPOSITION 25 Non-interest Bearing 26% IB, MMDA & Savings 58% Retail CDs (<$250K) 12% Jumbo CDs (>$250K) 4% Non-interest Bearing 21% IB, MMDA & Savings Retail CDs 52% (<$250K) 20% Jumbo CDs (>$250K) 7% Non-interest Bearing 29% IB, MMDA & Savings 60% Retail CDs (<$250K) 9% Jumbo CDs (>$250K) 3% Total Deposits: $37.3B Total Deposits: $15.7B Total Deposits: $53.0B Deposit Composition SouthState Corporation Independent Bank Group, Inc. Pro Forma Company Annualized Cost of Deposits(1): 1.74% Loans / Deposits: 88% Uninsured / Total Deposits: 36% Annualized Cost of Deposits(1): 3.16% Loans / Deposits: 93% Uninsured / Total Deposits: 40% Annualized Cost of Deposits(1): 2.13% Loans / Deposits: 89% Uninsured / Total Deposits: 37% Source: S&P Global and Company filings. (1) Consolidated cost of deposits. Note 1: Bank level data is used for the quarter ended March 31, 2024. Note 2: Pro forma information does not include purchase accounting adjustments.

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. ONGOING CAPITAL GENERATION 26 Capital Ratios At Close(1) Combined Earnings and Cost Savings(2) Interest Rate Marks(2) 8.6% Leverage Ratio 10.4% CET1 Ratio 12.8% Total Risk-Based Capital Ratio (1) Assumes transaction closes on 3/31/2025. (2) For illustrative purposes, assumes transaction closes on 1/1/2025. (3) Reflects fully-phased in run-rate cost savings of $89.3 million. (4) Prior to risk-weighted assets growth. ~$293 million accreted through earnings over the next 3 years(5) (5) Reflects after-tax interest rate marks flowing through earnings post close. SSB 2025E Earnings $526.9 IBTX 2025E Earnings $167.0 2025 After-tax Run-Rate Cost Savings(3) $70.5 Core Earnings Power $764.4 (Less) Dividends Paid $214.4 Core Retained Earnings $550.0 +108bps CET1 annually(4) +57bps CET1(4)

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. ILLUSTRATIVE PRO FORMA EARNINGS ACCRETION RECONCILIATION 27 Dollars in millions; excluding per share data 2025E SSB Earnings (Mean Consensus Estimates GAAP) $526.9 IBTX Earnings (Mean Consensus Estimates GAAP) $167.0 Combined Earnings $693.9 Run-Rate Cost Savings $70.5 Accretion of Interest Rate Marks $97.8 Accretion Non-PCD Credit Mark $27.3 Incremental Income on Loan / Securities Portfolio Sale and Securities Reinvestment $33.0 Amortization of Core Deposit Intangibles ($49.3) Other Adjustments(2) $16.0 Pro Forma Earnings $889.2 Standalone Avg. Diluted Shares Outstanding (Millions) 76.6 Standalone EPS $6.88 Pro Forma Avg. Diluted Shares Outstanding (Millions) 101.5 Pro Forma EPS $8.76 EPS Accretion ($) $1.88 EPS Accretion (%) 27.3% (1) For illustrative purposes, assumes transaction closes on 1/1/2025, cost savings are fully phased-in and excludes one-time deal cost expense. (2) Includes elimination of existing target amortization, recovery of target loan loss provision and secondary interest effects of opportunity cost of cash. Illustrative Fully Phased-In 2025E EPS Accretion(1)

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER. TANGIBLE BOOK VALUE DILUTION RECONCILIATION 28 $ Millions Millions of Shares $ Per Share SSB Tangible Book Value at Close (3/31/2025) $3,881.5 76.2 $50.95 Equity Consideration to IBTX 2,024.5 24.9 Core Deposit Intangibles (342.9) Goodwill Created (716.8) Restructuring Cost Attributable to SSB (104.9) Establishment of Day 2 Non-PCD Reserve (81.8) Pro Forma Tangible Book Value $4,659.7 101.1 $46.07 SSB Tangible Book Value Per Share Accretion / (Dilution) ($) ($4.87) SSB Tangible Book Value Per Share Accretion / (Dilution) (%) (9.6%) TBVPS Earnback (years) 2.0 Tangible Book Value Dilution Detail Calculation of Intangibles Created $ Millions Aggregate Transaction Value $2,005.8 IBTX Tangible Common Equity at Close (3/31/2025) 1,421.7 (Less) Restructuring Cost Attributable to IBTX 35.1 Adjusted IBTX Tangible Common Equity 1,386.7 Net Credit Mark (52.2) Rate Marks (403.7) Core Deposit Intangible 342.9 Net Adjustments (112.9) Deferred Tax Asset / (liability) Created 34.0 Goodwill Created $698.1

NO OFFER OR SOLICITATION This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT This communication does not constitute an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities or a solicitation of any vote or approval. In connection with the Transaction, SouthState will file with the SEC a Registration Statement on Form S-4 to register the shares of SouthState capital stock to be issued in connection with the Transaction. The Registration Statement will include a joint proxy statement of SouthState and IBTX that also constitutes a prospectus of SouthState. The definitive joint proxy statement/prospectus will be sent to the shareholders of each of SouthState and IBTX seeking their approval of the Transaction and other related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING SOUTHSTATE, IBTX, THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by IBTX or SouthState through the website maintained by the SEC at http://www.sec.gov or from SouthState at its website, https://southstatecorporation.q4ir.com, or from IBTX at its website, https://ir.ifinancial.com. Documents filed with the SEC by SouthState will be available free of charge by accessing the “SEC Filings” tab of SouthState’s website at https://southstatecorporation.q4ir.com, or alternatively by directing a request by mail to SouthState’s Corporate Secretary, 1101 First Street South, Suite 202, Winter Haven, FL 33880, and documents filed with the SEC by IBTX will be available free of charge by accessing IBTX’s website at https://ir.ifinancial.com under the “SEC Filings” tab or, alternatively, by directing a request by mail to IBTX’s Corporate Secretary, 7777 Henneman Way, McKinney, TX 75070-1711. PARTICIPANTS IN THE SOLICITATION IBTX, SouthState and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IBTX and SouthState in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of IBTX and SouthState and other persons who may be deemed to be participants in the solicitation of shareholders of IBTX and SouthState in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus related to the Transaction, which will be filed with the SEC. Information about the directors and executive officers of IBTX and their ownership of IBTX common stock is also set forth in the definitive proxy statement for IBTX’s 2024 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 26, 2024 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1564618/000156461824000071/ibtx-20240425.htm). Information about the directors and executive officers of IBTX, their ownership of IBTX common stock, and IBTX’s transactions with related persons is set forth in the sections entitled “Our Board of Directors”, “Compensation Discussion & Analysis”, “CEO Pay Ratio” and “Pay Versus Performance” of such definitive proxy statement. To the extent holdings of IBTX common stock by the directors and executive officers of IBTX have changed from the amounts of IBTX common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information about the directors and executive officers of SouthState and their ownership of SouthState common stock can also be found in SouthState’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on March 8, 2024 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/764038/000155837024002793/ssb-20240424xdef14a.htm) and other documents subsequently filed by SouthState with the SEC. Information about the directors and executive officers of SouthState, their ownership of SouthState common stock, and SouthState ’s transactions with related persons is set forth in the sections entitled “Our Directors”, “Director Independence”, “Related Person and Certain Other Transactions”, “Stock Ownership of Directors, Executive Officers, and Certain Beneficial Owners”, “Director Compensation”, “Compensation Discussion and Analysis”, “Compensation Committee Report”, “Executive Compensation”, “CEO Pay Ratio” and “Pay Versus Performance” of such definitive proxy statement, and the section entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of SouthState’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 4, 2024 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/764038/000155837024002302/ssb-20231231x10k.htm). To the extent holdings of SouthState common stock by the directors and executive officers of SouthState have changed from the amounts of SouthState common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC, including: the Form 4s filed by Sara Arana on March 6, Daniel Bockhorst on March 4 and March 20, Renee Brooks on March 4 and March 19, Ronald Cofield on May 2, Shantella Cooper on May 2 and May 8, John Corbett on March 4, Jean Davis on May 2, Martin Bernard Davis on May 2, Beth DeSimone on March 4, Douglas Hertz on May 2 and May 8, Greg Lapointe on March 4 and March 5, William Matthews V on March 4, Richard Murray IV on March 4 and March 21, G. Ruffner Page Jr. on May 2 and May 8, William Pou Jr. on May 2, James Roquemore on May 2, David Salyers on May 2, Joshua Snively on May 2, Douglas Lloyd Williams on March 4 and Stephen Dean Young on March 4. Free copies of these documents may be obtained as described above. ADDITIONAL INFORMATION 29

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.